Exhibit 11


                      Fisher Scientific International Inc.

                                 Common Stock,

                           par value $0.01 per share

                                 --------------
                               Custody Agreement
                               -----------------

Fisher Scientific International Inc.
One Liberty Lane
Hampton, New Hampshire 03842

Ladies and Gentlemen:

         The undersigned delivers to you as Custodian herewith one or more certificates representing shares of the issued and outstanding common stock, $0.01 par value per share (the "Common Stock"), of Fisher Scientific International Inc. (the "Company") and/or option agreements exercisable for shares of Common Stock described on Schedule I to this Custody Agreement (the certificate and/or option agreements being referred to collectively as the "Common Certificates"). Each certificate representing shares of Common Stock delivered herewith shall be delivered in negotiable deliverable form (a) with signatures guaranteed by an Eligible Guarantor Institution which is a member of a Medallion Signature Guarantee Program recognized by the Stock Transfer Association or (b) accompanied by a duly executed stock power or powers attached as Schedule II, in blank, bearing the signature of the undersigned so guaranteed. Each option agreement delivered herewith shall be delivered with a notice of exercise (the "Notice of Exercise"), executed in blank, in the form attached as Schedule III.

         The Common Certificates delivered herewith will represent at least as many shares of Common Stock as the number of shares of Common Stock indicated below the signature of the undersigned at the end of this letter, such number of shares of Common Stock so indicated being the maximum aggregate number of shares of Common Stock (the "Maximum Number") that the undersigned will agree to sell to the Underwriters (as defined below) pursuant to the Underwriting Agreement (as defined below) (including pursuant to any over-allotment option). The Common Certificates are to be held by you as Custodian for the account of the undersigned and are to be disposed of by you in accordance with this Custody Agreement.

         Concurrently with the execution and delivery of this Custody Agreement, the undersigned has executed an irrevocable power of attorney ("Power of Attorney") to Todd M. DuChene and Kevin P. Clark, or their duly designated substitutes (individually, an "Attorney" and, collectively, the "Attorneys"), authorizing the Attorneys, or any one of them, inter alia, to sell at the applicable Time of Delivery (as defined in the Underwriting Agreement) from the number of shares of Common Stock held by you hereunder, that number of shares of Common Stock specified to you in writing by an Attorney (but not in excess of the Maximum Number) and for that purpose to enter into and perform an Underwriting Agreement (the "Underwriting Agreement"), among the Company, the Selling Stockholders (as defined in the Underwriting

Agreement) and the underwriters (the "Underwriters") for whom Goldman, Sachs & Co., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, are acting as representatives (the "Representatives"). The undersigned has received and carefully reviewed a draft dated January 31, 2002 of the Underwriting Agreement and understands that the draft of the Underwriting Agreement is subject to completion and further revision before execution, subject to the limits set forth in the Power of Attorney.

         The undersigned agrees to deliver to the Attorneys, or to you, such additional documentation as the Attorneys, or any one of them, or the Company, or the Representatives, or you, or any of their respective counsel may reasonably request to effectuate or confirm compliance with any of the provisions hereof or of the Underwriting Agreement, all of the foregoing to be in form and substance satisfactory in all respects to the Attorneys and you.

         You are authorized and directed (a) to hold the Common Certificates deposited with you hereunder in your custody, (b) to deliver to the Company the Notice of Exercise, if any, on behalf of the undersigned when directed to do so by the Attorneys and (c) on the applicable Time of Delivery specified in the Underwriting Agreement and as notified to you by the Company, to take all necessary action (i) to cause the transfer agent and registrar for the Common Stock to cause the number of shares of Common Stock to be sold by the undersigned to be transferred on the books of the Company into such names as the Attorneys, or any one of them, or the Representatives shall have instructed you and to exchange the Common Certificates representing such shares for new certificates for such shares registered in such names and in such denominations as the Attorneys, or any one of them, or the Representatives shall have instructed you, (ii) to deliver such new certificates to the Underwriters against payment for such shares, and give receipt for such payment, and (iii) when instructed by an Attorney to do so, to remit to the undersigned in accordance with the payment instructions set forth in Schedule IV hereto the amount received by you as payment for such shares (net of underwriting discounts and commissions and expenses payable by the undersigned to the Company). Promptly after (a) the First Time of Delivery, you shall deliver or cause to be delivered to the undersigned new certificates (which shall bear appropriate legends) representing the number of shares of Common Stock (if any) represented by the Common Certificates deposited herewith that are in excess of the maximum number of shares (the "Excess Shares") of Common Stock that could be sold by the undersigned to the Underwriters pursuant to the Underwriting Agreement, including as a result of the exercise of the over-allotment option, and (b) the earlier of (i) the Time of Delivery at which all remaining shares of Common Stock subject to the Underwriting Agreement are purchased by the Underwriters and (ii) the last time at which the Underwriters are permitted to exercise their over-allotment option passes, you shall deliver or cause to be delivered to the undersigned new certificates (which shall bear appropriate legends) representing the number of shares of Common Stock (if any) represented by the Common Certificates deposited herewith that are Excess Shares, in the case of clause (a), or in excess of the number of shares of Common Stock sold by the undersigned to the Underwriters pursuant to the Underwriting Agreement, in the case of clause (b).

         If the Underwriting Agreement shall not be executed and delivered and the transactions contemplated thereby consummated on or prior to March 31, 2002, then, upon the written request of the undersigned to you on or after that date, you are to return to the undersigned or as the undersigned may otherwise direct the Common Certificates deposited with you hereunder, and this Custody Agreement shall forthwith terminate.

         Under the terms of the Power of Attorney, the authority conferred thereby is granted, made and conferred subject to and in consideration of the interests of the Underwriters and the other Selling Stockholders and, except as set forth in the preceding paragraph, is coupled with an interest and is irrevocable and, except as set forth herein or in the Power of Attorney, is not subject to termination by the undersigned or by operation of law, and the obligations of the undersigned as a Selling Stockholder under the Underwriting Agreement similarly are not subject to termination and shall remain in full force and effect until such date. Accordingly, the Common Certificates deposited with you hereunder and this Custody Agreement and your authority hereunder are subject to the interests of the Underwriters, and this Custody Agreement and your authority hereunder are irrevocable and are not subject to termination by the undersigned (except as set forth in the preceding paragraph) or by operation of law, whether by the death or incapacity of the undersigned (if the undersigned is an individual), the death of any trustee or executor or the termination of any trust or estate (if the undersigned is a trust or estate), the dissolution or liquidation of any corporation or partnership (if the undersigned is a corporation or partnership), or the occurrence of any other event. If any event referred to in the preceding sentence should occur before the delivery of the shares of Common Stock to be sold by the undersigned under the Underwriting Agreement, certificates for such Common Stock shall be delivered by you on behalf of the undersigned in accordance with the terms and conditions of the Underwriting Agreement, as specified to you by the Attorneys, and this Custody Agreement, and action taken by you pursuant to this Custody Agreement shall be as valid as if such event had not occurred, whether or not you or the Attorneys, or any one of them, shall have received notice of such event.

         Until payment of the purchase price (net of the underwriting discount to the Underwriters) for the shares of Common Stock to be sold by the undersigned to the Underwriters pursuant to the Underwriting Agreement has been made to you by or for the account of the Underwriters, the undersigned shall
(i) remain the owner of such shares and shall have (to the full extent the undersigned would otherwise have) the right to vote such shares and all other shares of Common Stock represented by the Common Certificates deposited with you hereunder and to receive all dividends and distributions thereon and (ii) remain entitled to the rights set forth in any option agreement deposited with you hereunder. Upon payment of the purchase price by the Underwriters, you shall pay to the undersigned the net proceeds of the sale (net of any expenses payable by the undersigned to the Company, which expenses you shall pay to the Company), except that with respect to any option agreement that is being exercised in connection with this Custody Agreement, you shall pay to the Company that portion of the purchase price that represents the aggregate exercise price relating to the shares of Common Stock being sold, plus any amounts required to satisfy any tax withholding amounts, with the balance of the proceeds being delivered to the undersigned in accordance with the instructions in Schedule IV. The Attorneys and the Company will be responsible for the calculation of any amounts to be delivered to the Company and will deliver to you a schedule upon which you will be entitled to rely conclusively.

         You shall be entitled to act and rely upon any statement, request, notice or instructions respecting this Custody Agreement given to you by the Attorneys, or any one of them or the Representatives; provided, however, that you shall not be entitled to act on any statement or notice to you with respect to any Time of Delivery under the Underwriting Agreement, or with respect to the termination of the Underwriting Agreement, or advising that the Underwriting Agreement has not been executed and delivered, unless such statement or notice shall have been confirmed in writing to you by the Representatives.

         It is understood that you assume no responsibility or liability to any person other than to administer the Common Certificates deposited with you hereunder and the proceeds from the sale of the shares of Common Stock represented thereby in accordance with the provisions of this Custody Agreement. It is understood that you shall serve without compensation.

         The undersigned has carefully reviewed the representations, warranties, statements and agreements to be made by the undersigned as a Selling Stockholder in the Underwriting Agreement and this Custody Agreement and does hereby represent, warrant and agree that (a) such representations, warranties, statements and agreements insofar as they relate to the undersigned, are and will be true and correct as of the date hereof and as of the date of the Underwriting Agreement and will be true and correct at all times through the applicable Time of Delivery specified in the Underwriting Agreement at which the undersigned is selling shares of Common Stock and (b) such agreements, insofar as they relate to the undersigned, have (where applicable) been and will be complied with as of the date hereof and as of the date of the Underwriting Agreement and will be complied with on and after the applicable Time of Delivery.

         The foregoing representations, warranties and agreements and those contained in the Underwriting Agreement are made for the benefit of, and may be relied upon by, the Underwriters, the Custodian (in its capacity as such), and agents and counsel of each of the foregoing.

         No party may assign any of its rights or obligations under this Custody Agreement without the written consent of all the other parties, which consent may be withheld in the reasonable discretion of the party whose consent is sought.

         This Custody Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

         All notices, instructions, reports and other communications to be given or made under this Custody Agreement shall be deemed given or made upon receipt and shall be sent by first-class mail, postage prepaid or, if given by telephone or facsimile, shall immediately be confirmed by first-class mail, postage prepaid:

         (a)      to the Custodian at:

                  One Liberty Lane
                  Hampton, NH  03842
                  Attn:  Todd M. DuChene

                  Telephone:  (603) 926-5911
                  Facsimile:  (603) 926-5661

         (b) to the undersigned at the address set forth on the signature page hereto.

         (c)      to the Attorneys at:

                  Fisher Scientific International Inc.
                  One Liberty Lane
                  Hampton, NH  03842

                  Telephone: (603) 926-5911
                  Facsimile: (603) 926-5661

         The Custodian undertakes to perform only such duties as are expressly set forth herein.

         The Custodian may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Custodian shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Custodian shall have no duty to solicit any payments which may be due it hereunder.

         The Custodian shall not be liable for any action taken or omitted by it in good faith unless it is the result of the Custodian's gross negligence or willful misconduct. The Custodian may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the written opinion of such counsel.

         The Custodian may voluntarily resign and be discharged from its duties or obligations hereunder by giving seven days' notice in writing of such resignation. The Custodian may resign and be discharged from its duties or obligations hereunder, if such resignation and discharge is required by law or court order, by giving notice in writing of such resignation specifying a date when such resignation shall take effect.

         The undersigned each hereby agrees to indemnify the Custodian for, and hold it harmless against any loss, liability or expense arising out of or in connection with this Custody Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Custodian has been guilty of gross negligence or willful misconduct. Anything in this Custody Agreement to the contrary notwithstanding, in no event shall the Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action. The liability of the undersigned pursuant to this paragraph shall not exceed the product of the number of shares of Common Stock sold by the undersigned and the public offering price for the Common Stock.

         The duties and responsibilities of the Custodian hereunder shall be determined solely by the express provisions of this Custody Agreement and no other or further duties or responsibilities shall be implied. The Custodian shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than outlined in this Custody Agreement.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

THIS CUSTODY AGREEMENT SHALL BE DEEMED UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Please acknowledge your acceptance hereof as Custodian and receipt of the Common Certificates deposited with you hereunder by executing and returning to the undersigned the enclosed copy hereof.

Dated: February 4, 2002



                                    Very truly yours,


                                    ----------------------------------------
                                    [Print Full Name of Selling Stockholder]

                                    A.  If Selling Stockholder is an individual:


                                    ----------------------------------------
                                                 (Signature)



                                    Address:
                                             ---------------------------

                                             ---------------------------

                                             ---------------------------

                                             ---------------------------

The maximum number of shares of Common Stock to be sold pursuant to the Underwriting Agreement:

                  ____________  shares

The number of shares of Common Stock delivered herewith:

                  ____________  shares

                                                                     Schedule I


Please complete each column as to certificates and option agreements deposited with the Custodian


                             CERTIFICATES DEPOSITED


                                                                           Number of Shares of
                                                                           Common Stock
                                                                           to be sold from each
                                                                           Certificate
                                                Number of Shares           or Option Agreement
                                                of Common Stock            (if less than all
                            Option              Represented by             Shares represented
Stock Certificate           Agreement           Each Certificate or        thereby are to be
Number                      Date                Option Agreement           sold)1
------------------          ------------        -------------------        -----------------------


------------------          ------------        -------------------        -----------------------


------------------          ------------        -------------------        -----------------------


------------------          ------------        -------------------        -----------------------


------------------          ------------        -------------------        -----------------------


                            TOTAL:     ______________             ____________

------------

1 If no indication is made as to the certificates from which shares to be sold shall be allocated, then selection will be made at the Custodian's discretion.

                                                                     Schedule II


Instruction: Date, execute and have your signature guaranteed.* DO NOT fill in the Transferee or the number of Shares.


                                  STOCK POWER


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
________________(______________)Common Shares, $0.01 par value per share, of
Fisher Scientific International Inc., a corporation organized under the laws of the State of Delaware, and does hereby irrevocably constitute and appoint Todd
M. DuChene and Kevin P. Clark, and each of them, his Attorneys-in-Fact to transfer said shares on the books of said shares on the books of said corporation, each with full power to act alone, including full power of substitution in the premises.

Dated: February 4, 2002

                                                   Signature:



                                                   ----------------------------
                                                   Name:


Signature guaranteed by*:



--------------------------

* The signature must be guaranteed by a bank, broker, dealer or other eligible guarantor institution that is a member of a signature guarantee medallion program.

                                                                   Schedule III

                               NOTICE OF EXERCISE

In connection with the public offering of the shares of Common Stock of Fisher Scientific International Inc., the undersigned hereby elects to exercise an option to purchase ________ shares of Common Stock, $0.01 par value per share, of the Company at a price of $______ per share of Common Stock, which shares of Common Stock shall be sold in the public offering subject to the terms of the Power of Attorney and Custody Agreement of which this Schedule III is a part and the Underwriting Agreement. This notice is given in accordance with the terms of my Stock Option Agreement dated ______________, a signed copy of which is attached.

In payment of the aggregate exercise price, the undersigned has instructed the Representatives of the Underwriters to irrevocably to pay the exercise price with the proceeds from the sale of shares of Common Stock subject to the Option Agreement.

In the event that not all of the shares of Common Stock pursuant to the stock option being exercised herewith are being sold in the public offering, please issue the certificate or certificates for such remaining shares in:

         ______   my name                    __________________________________
                                               (please print clearly)
         OR

         ______   my name and                __________________________________
                  as joint tenants             (please print clearly)

         (Check and complete applicable line)
         Sincerely,

         ------------------------------
--
         Name:

         ------------------------------
--
         ------------------------------
--
         Mailing Address

         ------------------------------

--       Social Security Number, if applicable


(Note: The signature must be guaranteed by a bank, broker, dealer or other eligible guarantor institution that is a member of a signature guarantee medallion program.)

Signature guaranteed by:



--------------------
Name:

                                                                    Schedule IV


Instruction: Indicate how you wish to receive payment for the shares of Common Stock sold


                               MANNER OF PAYMENT

The undersigned requests that payment for the shares of Common Stock to be sold by the undersigned pursuant to the Underwriting Agreement be made in the following manner (CHECK ONE):


[  ]              CHECK made payable to the order of:

                  ---------------------------------------

                  to be sent to the following address:

                  ---------------------------------------

                  ---------------------------------------

                  Telephone:
                            -----------------------------

[  ]              WIRE TRANSFER to the following account:

                  Account No.
                             ----------------------------

                  Bank Name:
                            -----------------------------

                  Bank Address:
                               --------------------------

                  ---------------------------------------

                  Contact at Bank:
                                  -----------------------

                  Telephone:
                            -----------------------------

[  ]              OTHER (please specify):

                  ---------------------------------------

                  ---------------------------------------

                  ---------------------------------------

                     CUSTODIAN'S ACKNOWLEDGMENT AND RECEIPT


     Fisher Scientific International Inc., as Custodian, acknowledges acceptance of the duties of the Custodian under the foregoing Custody Agreement and receipt of the following Common Certificates and Option Agreements:

Cert.    No. of Shares of Common Stock
-----    -----------------------------

------   -----------------------------------------

------   -----------------------------------------

------   -----------------------------------------

Option Agreements (list each one with dates)
-----------------




Dated: February 4, 2002


                           Fisher Scientific International Inc., as Custodian


                           --------------------------------
                           Name:
                           Title: